                                                                      EXHIBIT 11

                BRUSH ENGINEERED MATERIALS INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS


                                                              THIRD QUARTER ENDED                  NINE MONTHS ENDED
                                                       ---------------------------------   ---------------------------------
                                                           SEP 27            SEP 28             SEP 27             SEP 28
                                                            2002              2001               2002               2001
                                                       ---------------   ---------------   ---------------   ---------------
Basic:
  Average shares outstanding                               16,558,417        16,548,410        16,557,026         16,508,784
                                                       ===============   ===============   ===============   ===============

  Net Loss                                               $ (2,906,000)      $(7,767,000)     $ (8,788,000)      $   (286,000)

  Per share amount                                       $      (0.18)      $     (0.47)     $      (0.53)      $      (0.02)
                                                       ===============   ===============   ===============   ===============

Diluted:
  Average shares outstanding                               16,558,417        16,548,410        16,557,026         16,508,784

  Dilutive stock options based on the treasury stock
       method using average market price                            -                 -                 -                  -
                                                       ---------------   ---------------   ---------------   ---------------

           Totals                                          16,558,417        16,548,410        16,557,026         16,508,784
                                                       ===============   ===============   ===============   ===============


  Net Loss                                               $ (2,906,000)      $(7,767,000)     $ (8,788,000)      $   (286,000)


  Per share amount                                       $      (0.18)      $     (0.47)     $      (0.53)      $      (0.02)
                                                       ===============   ===============   ===============   ===============





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